EXHIBIT 99.3

FRONTIER OIL CORPORATION

NOTICE OF GUARANTEED DELIVERY

      This form or one substantially equivalent to this form must be used to accept the offer (the “Exchange Offer”) of Frontier Oil Corporation to exchange an aggregate principal amount of up to $150,000,000 of its 6.625% Senior Notes due October 1, 2011 (the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 6.625% Senior Notes due October 1, 2011 (the “Outstanding Notes”), which were issued on October 1, 2004 in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2004, unless extended (as it may be extended, the “Expiration Date”). As described in the enclosed Prospectus, dated                    , 2004 (the “Prospectus”), if you are a registered holder of Outstanding Notes and wish to tender your Outstanding Notes, but (1) the certificates for the Outstanding Notes are not immediately available, (2) time will not permit the certificates for the Outstanding Notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent (the “Exchange Agent”), before the Expiration Date or (3) the procedure for book-entry transfer cannot be completed before the Expiration Date, you may effect a tender of your Outstanding Notes if (1) the tender is made through an Eligible Guarantor Institution (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes”); (2) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of Outstanding Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery. These documents may be sent by overnight courier, registered or certified mail or facsimile transmission. If you elect to use this procedure, you must also guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a confirmation of book-entry transfer (a “Book-Entry Confirmation”) of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of Book-Entry Confirmation, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message (as defined in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Outstanding Notes”) instead of the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (3) the Exchange Agent receives the certificates for all physically tendered Outstanding Notes, in proper form for transfer, or a Book-Entry Confirmation of transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of a Book-Entry confirmation, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent’s Message instead of the Letter of Transmittal, in each case, within three NYSE trading days after the date of execution of this Notice of Guaranteed Delivery.

Delivery to: Wells Fargo Bank, N.A., Exchange Agent

By Registered or Certified Mail:	By Facsimile: (Eligible Guarantor Institutions Only)	By Hand, Overnight Delivery or Regular Mail:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Fax: (612) 667-4927	Corporate Trust Operations
MAC N9303-121		Sixth and Marquette
P.O. Box 1517	To Confirm by Telephone or for	MAC N9303-121
Minneapolis, MN 55480-1517	Information Call:	Minneapolis, MN 55479
Wells Fargo Bank, N.A.
Phone: (800) 344-5128

      DELIVERY OF A LETTER OF TRANSMITTAL OR AGENT’S MESSAGE TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL OR AGENT’S MESSAGE.

Ladies and Gentlemen:

      Subject to the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Frontier Oil Corporation the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

Certificate Nos. (if known) of
Outstanding
Notes or Account No.	Aggregate Principal	Aggregate Principal
at The Depository Trust Company	Amount Represented	Amount Tendered*

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number: ( ) -

          Must be signed by the holder(s) of Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Outstanding Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures,” together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

Name of Firm:	(Authorized Signature)
Address:	Title:
Name:
(Zip Code)	(Please Type or Print)

Dated: , 2004
(Area Code and Telephone Number)

NOTE:	DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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